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                                                          Exhibit 10.19

                                 AMENDMENT NO. 2
                                     TO THE
                    CASH MANAGEMENT SERVICES MASTER AGREEMENT


This AMENDMENT No. 2 (the "Amendment") is made and entered into this 8th day of November, 2002 by and among the undersigned companies.

WHEREAS, the parties to the Cash Management Services Master Agreement dated March 16, 1999 as amended January 5, 2001 (the "Agreement") desire to amend the Agreement to add Allstate Motor Club, Inc. ("AMC") as an additional party to the Agreement;

NOW THEREFORE, for and in consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that the Agreement is hereby be amended as follows:

     1. The definition of "Customer" in the first paragraph of the Agreement shall include AMC in addition to AIC, ALIC, LBL and AHL.

Except as otherwise amended hereby, the Agreement shall remain unchanged.

IN WITNESS HEREOF, the parties to the Agreement have caused this Amendment to be duly executed in duplicate by their respective officers on the dates shown below.


ALLSTATE BANK                               ALLSTATE MOTOR CLUB, INC.

By:   /s/ Clay S. Green                     By:   /s/ James P. Zils
    ----------------------                      -------------------------------

Name: Clay S. Green                         Name: James P. Zils
      -----------------------------              -------------------------------

Title: President                            Title: Vice President and Treasurer
       -------------------                        ----------------------------

Date:   1/7/03                              Date: 4/4/03
      -----------------------------             --------------------------------

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ALLSTATE BANK

                   SERVICE SUPPLEMENT FOR ALLSTATE MOTOR CLUB
                         CASH SERVICES MASTER AGREEMENT
                                  MAY 21, 2002

ACH FILE TRANSMISSION

All ACH files must be delivered in NACHA format to the Allstate Bank PEP+ system in the Great Lakes Data Center. Files received after 8:00PM CT will be processed on the next business day. Prior to January 1 of each year, Allstate Bank will provide a schedule of holidays for that year. Files will not be collected or transmitted on Allstate Bank holidays. All files must be confirmed by a fax transmission of file totals prior to processing of the file.

A transaction limit of $500.00 has been established for a single ACH item. Melodee Bowden, Mark Iwanski or a designee at the Great Lakes Data Center must notify Allstate Bank if a transaction will exceed this limit. Allstate Bank will increase the limit upon written notification via e-mail.

A daily exposure limit of $500,000 has been set for Allstate Motor Club. In the event that the file total on any day will exceed $500,000, Allstate Insurance Company must notify the Allstate Bank ACH Department PRIOR to transmitting the file. The Chief Financial Officer or Vice President of Operations must approve any file transmissions that exceed the limit. The ACH Department will notify Allstate Insurance Company when approval has been obtained and the file can be transmitted. The ACH Department will monitor compliance to the procedure on a monthly basis.

ACH PROCESSING SCHEDULE

All request for reversals, corrections, or changes need to be received by Allstate Bank prior to the transmission of the file to the Federal Reserve Bank (at approximately 4:00PM CT). In the event an item was transmitted before receiving the request, the originator will provide Allstate Bank with a letter of indemnification before the Bank requests return of the item from the RDFI (Receiving Depository Financial Institution). Allstate Bank, in turn, will contact the RDFI for a fax number and will send an indemnification letter requesting that the item be returned to the originator.

DAILY ACH SETTLEMENT PROCEDURES

Each time Allstate Bank transmits an ACH file to the Federal Reserve Bank, PEP+ produces a settlement report that indicates the dollar volume and quantity of ACH originated transactions which will settle the next business day. (The next morning, Allstate Bank receives an ACH statement from the Federal Reserve Bank of Chicago through the Fedline terminal that summarizes the total amount of ACH transactions that will settle that business day.) The report includes total originated ACH debits and credits (if any) and ACH returns which were processed that day.

After the ACH file is transmitted to the Federal Reserve Bank (at approximately 4:00PM CT), an Allstate Bank ACH employee will review the PEP+ settlement report. The ACH

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operator will determine the total dollar amount of ACH transactions for Allstate
Motor Club (AMC), including returns, which will settle the next business day. Each evening the ACH operator will send an e-mail message indicating either a request for funds to be wired from AIC to Allstate Bank or notification that Allstate Bank will send funds to AIC. This message will be addressed to "Forecast" with a copy to Tricia Baldwin, Melodee Bowden, Annie Dinkins, Caryl Quidayan, Donna Morrison, Lorrene Richardson, Ed St. John, Claudia Vroman,
Debbie Bradel, Elena Tagle, Doug Carpenter, Marilyn Bradshaw, Nick Georgakopoulos, Clay Green and Shirley Faucett. Elena Tagle, Doug Carpenter or Debbie Bradel may originate the e-mail message from Allstate Bank.

FOR FUNDS DUE TO ALLSTATE MOTOR CLUB, on settlement date, Allstate Bank will initiate a wire transfer via Fedline to the Allstate Motor Club account at Bank of America, ABA 0710-0003-9, account number 8188000022. This transfer will be initiated following receipt of a credit from the Federal Reserve Bank (this occurs at 10:00AM CT).

Allstate Bank will post the following entry for company code 280 on SAP to represent the transfer:

Debit M20271021 9070000 ACH Settlement-I/C Allstate Motor Club
Credit M10150504 9070000 Cash, Federal Reserve Bank-ACH

FOR FUNDS DUE TO ALLSTATE BANK, on settlement date, Allstate Motor Club will initiate a wire transfer to the Allstate Bank, ABA 071974424 not later than 8:00AM CT to insure funds are received by Allstate Bank as early as possible.

Allstate Bank will post the following entry for company code 280 on SAP to represent the transfer:

Debit M10150504 9070000 Cash, Federal Reserve Bank-ACH
Credit M20271021 9070000 ACH Settlement-I/C Allstate Motor Club

The entries required to be recorded for Company 071 will be booked by an employee at the Atlantic Data Center. They will record the entry based on information received from the Forecast e-mail and the Treasury cash report. Daily, XXXXXX at the Atlantic Data Center will reconcile the balance in account Mxxxxxxxx on Company 071 to the balance in Allstate Bank Company 280 account M20271021.

Allstate will be assessed a charge equal to the fed funds rate for any overdrafts incurred at the Federal Reserve Bank as a result of late wires.

RETURN ITEM PROCESSING

Returns received with a return code of R01 (insufficient funds) and R09 (uncollected funds) will be held by Allstate Bank for 2 business days. These returns will be redistributed back to the Federal Reserve Bank for collection after 2 business days. All other returns will be retired back to Allstate Motor Club no later than the second business day after receipt. AMC will be charged only for retired returns.

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Notification will be sent via e-mail to Smaruti Sura, Cecilia Flesch-Napoli and
Lisa Bilotti for any valid return that cannot be retired back to Allstate Motor Club through PEP+. These returns will be settled with a manual return adjustment to the daily settlement wire. In the event of invalid R07 and R10 returns (as defined by NACHA timing), Allstate Bank will dishonor them as untimely and advise Smaruti Sura, Cecelia Flesch-Napoli and Lisa Bilotti by e-mail of the return's disposition.

MONTHLY ACCOUNT ANALYSIS PROCEDURES

In accordance with the Corporate Billing Policy, Allstate Bank will prepare a monthly account analysis statement, in arrears, (see Exhibit 1 for a sample statement). Copies of the statement will be sent to Smaruti Sura and Lisa Bilotti at Allstate Motor Club. Any amounts due will be deducted from the daily wire transfer settlement by the tenth business day of the following month.

Upon preparation of the statement Allstate Bank will record the following entry to company code 280 on SAP:

Debit M10300001 9070000 Accounts Receivable-ACH Fees-I/C-AIC
Credit M40220010 9070000 ACH Fee I/C-AIC Functional Area "OTHR"

Upon receipt of payment from Allstate Motor Club, Allstate Bank will record the following entry to company code 280 on SAP:

Debit M10150504 9010000 Federal Reserve Bank of Chicago
Credit M10300001 9070000 Accounts Receivable-ACH Fees-I/C-AIC

The entries required to be recorded for Company 071 will be booked by Smaruti Sura at Allstate Motor Club

ALLSTATE BANK CONTACT LIST

Below is a contact list for any questions pertaining to the ACH processing:

                        PHONE NUMBER                     PAGER #
                  -------------------------------------------------------
Debbie Bradel              847-968-6841     1-800-759-8888    PIN 1152223
Douglas Carpenter          847-968-6857     1-800-759-8888    PIN 1735143
Elena Tagle                847-968-6844

You may also contact the wire hot line at 847-968-6857
Our fax number is 847-968-6717.

NOTE: THE INDIVIDUALS NAMED IN THIS DOCUMENT MAY BE CHANGED VIA WRITTEN COMMUNICATION TO THE DIRECTOR OF CASH OPERATIONS AT ALLSTATE BANK. ALLSTATE BANK WILL NOTIFY ALLSTATE MOTOR CLUB IN WRITING OF ANY CHANGE TO THE ALLSTATE BANK INDIVIDUALS NAMED IN THIS DOCUMENT.